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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                              --------------------------

                                       FORM S-8
                             REGISTRATION STATEMENT UNDER
                              THE SECURITIES ACT OF 1933

                              -------------------------

                           UNITED WISCONSIN SERVICES, INC.
                (Exact name of Registrant as specified in its charter)

                                ----------------------

                     WISCONSIN                        39-1431799
            (State of incorporation)                (I.R.S. Employer
                                                   Identification No.)

                               401 WEST MICHIGAN STREET
                                 MILWAUKEE, WISCONSIN
                                      53203-2896
                                    (414) 226-6900
       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                              -------------------------
                          1995 DIRECTOR STOCK OPTION PLAN OF
                           UNITED WISCONSIN SERVICES, INC.
                               (Full Title of the Plan)

                              -------------------------

           THOMAS R. HEFTY, CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           UNITED WISCONSIN SERVICES, INC.
                               401 WEST MICHIGAN STREET
                           MILWAUKEE, WISCONSIN  53203-2896
                                    (414) 226-6900
              (Name, address, including zip code, and telephone number,
                      including area code, of agent for service)

                                       Copy to:
                                  GEOFFREY R. MORGAN
                              MICHAEL, BEST & FRIEDRICH
                              100 EAST WISCONSIN AVENUE
                           MILWAUKEE, WISCONSIN  53202-4108

                            ------------------------------

                           CALCULATION OF REGISTRATION FEE


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  Title of securities      Amount to be        Proposed maximum            Proposed maximum          Amount of
  to be registered         registered      offering price per unit    aggregate offering price  registration fee
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
     Common Stock,
    no par value             75,000 shares       $26.06 (1)                   $1,954,500            $ 592.27

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

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c), based on the average of the high and low sales prices of the Common Stock on February 26, 1997 as reported on the New York Stock Exchange.

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                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents filed by United Wisconsin Services, Inc. (the Registrant" or "Company") and by the 1995 Director Stock Option Plan of United Wisconsin Services, Inc. (the "Plan") with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1995; and

         (c) The description of the Registrant's common stock, no par value, contained in the Registrant's Registration Statement on Form 8-A filed under the Exchange Act (File No. 0-19506), including any amendment or report filed for the purpose of updating such description.

    All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES

    Not Applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

    Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Registrant is incorporated under the Wisconsin Business Corporation Law ("WBCL"). Under Section 180.0851(1) of the WBCL, the Registrant is required to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if such person was a party because he or she was a director or officer of the Registrant. In all other cases, the Registrant is required by Section 180.0851(2) to indemnify a director or officer against liability incurred in a proceeding to which such a person was a party because he or she was a director or officer of the Registrant, unless it is determined that he or she breached or failed to perform a duty owed to the Registrant and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had a reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Section 180.0858(1) provides that, subject to


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certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under the Registrant's articles of incorporation, bylaws, a written agreement or a resolution of the Board of Directors or shareholders.

    Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require a permit indemnification, allowance of expenses and insurance to the extent required to be permitted under Sections 180.0850 to
180.0858 of the WBCL, for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

    Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0851(2) referred to above.

    Under Article VII of the Registrant's Bylaws, directors and officers are indemnified against liability, in both derivative and nonderivative suits, which they may incur in their capacities as such, subject to certain determinations by the Board of Directors, independent legal counsel or a court of competent jurisdiction that the applicable standards of conduct have been met. The scope of such indemnification is substantially the same as permitted and described in
Section 180.0850 to 180.0858 of the WBCL.

    Under Section 180.0833 of the WBCL, directors of the Registrant against whom claims are asserted with respect to the declaration of improper dividends or distributions to shareholders or certain other improper acts which they approved are entitled to contribution from other directors who approved such actions and from shareholders who knowingly accepted an improper dividend or distribution, as provided therein.

    The directors and officers of the Registrant and its subsidiaries are included in the directors' and officers' liability insurance policy applicable to Blue Cross & Blue Shield United of Wisconsin ("BCBSUW"). BCBSUW's insurance policy provides that, subject to the applicable liability limits and retention amounts, the insurer will reimburse directors and officers of the Registrant, for a "loss" (as defined in the policy) sustained by a director or officer resulting from any "claim" (as defined in the policy) made against them for a "wrongful act" (as defined in the policy), except for such a loss against which the Registrant indemnifies (or is required or permitted to indemnify) the director or officer. The policy also provides that, subject to the applicable liability limits and retention amounts, the insurer will reimburse the Registrant for a loss for which the Registrant has lawfully indemnified (or is required or permitted by law to indemnify) a director or officer resulting from any such claim. Subject to certain exclusions set forth in the policy, "wrongful act" is defined in the policy to mean any negligent act, error, omission, misstatement, misleading statement, or breach of duty by the Registrant's directors or officers in the discharge of their duties solely in their capacities as such directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

    Not applicable.


ITEM 8.  EXHIBITS

    3.1(a) Restated and Amended Articles of Incorporation of the Registrant, dated July 31, 1991 (1).

    3.1(b) Articles of Amendment to the Restated and Amended Articles of Incorporation of the Registrant, dated December 11, 1991 (2).

    3.1(c) Articles of Amendment to the Restated and Amended Articles of Incorporation of the Registrant, dated August 26, 1992 (3).

    3.2       Amended and Restated Bylaws of the Registrant (4).

    4.1       1995 Director Stock Option Plan of United Wisconsin Services,
              Inc. (5).

    5         Opinion of counsel regarding legality of issuance of securities.

    23.1      Consent of Ernst & Young LLP.

    23.2      Consent of counsel (included in Exhibit 5).

    24 Powers of Attorney for Messrs. Hefty, Mordy, Abdoo, Bausch, Forbes, Hickman, Johnson, Menden, Muench and Nesbitt and Ms. Coleman (contained on the signature page of this Registration Statement).

--------------------------
(1) Incorporated by reference to exhibits filed with Registrant's Form S-1 Registration Statement declared effective on October 24, 1991 (Registration Number 33-42571).
(2) Incorporated by reference to exhibits filed with the Registrant's Form 8-K filed on December 12, 1991.
(3) Incorporated by reference to exhibits filed with the Registrant's Form 8-K filed on September 2, 1992.
(4) Incorporated by reference to exhibits filed with Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.
(5) Incorporated by reference to exhibits filed with Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1995.


ITEM 9.  UNDERTAKINGS

    The Registrant hereby undertakes:


    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.


    (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Act"), each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


    (4) That, for the purpose of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


    (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by the director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being


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registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, and the State of Wisconsin, on the 28th day of February, 1997.

                                                 UNITED WISCONSIN SERVICES, INC.

                        BY:  /s/ Thomas R. Hefty
                                -----------------------------------------------
                                                 THOMAS R. HEFTY
                                            CHAIRMAN OF THE BOARD AND PRESIDENT


    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas R. Hefty and C. Edward Mordy, or either of them, his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead in any and all capabilities, to sign any and all amendments (including pre- and post- effective amendments) to this Registration Statement, and to file all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any state of the United States, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.


       SIGNATURE                    TITLE                   DATE
       ---------                    -----                   ----

    /s/ Thomas R. Hefty       Chairman of the Board         February 28, 1997
---------------------------   (Principal Executive
  Thomas R. Hefty             Officer), President &
                              Director

    /s/ C. Edward Mordy       Vice President (Principal     February 28, 1997
---------------------------   Financial and Accounting
  C. Edward Mordy             Officer)

    /s/ Richard A. Abdoo      Director                      February 28, 1997
---------------------------
  Richard A. Abdoo

    /s/ Thomas A. Bausch      Director                      February 28, 1997
---------------------------
  Thomas A. Bausch

    /s/ Jane T. Coleman       Director                      February 28, 1997
---------------------------
  Jane T. Coleman

    /s/ James L. Forbes       Director                      February 28, 1997
---------------------------
  James L. Forbes

    /s/ James C. Hickman      Director                      February 28, 1997
---------------------------
  James C. Hickman

    /s/ William R. Johnson    Director                      February 28, 1997
---------------------------
  William R. Johnson

    /s/Eugene A. Menden       Director                      February 28, 1997
---------------------------
  Eugene A. Menden

    /s/ Donald P. Muench      Director                      February 28, 1997
---------------------------
  Donald P. Muench

    /s/ Arthur W. Nesbitt     Director                      February 28, 1997
---------------------------
  Arthur W. Nesbitt